September 4, 2003

Office of the Chief Accountant
Securities and Exchange Commission
450 West Fifth Street N.W.
Washington DC 20549

Re: NETMEASURE TECHNOLOGY, INC.

File No. 0-27675

Dear Sir or Madam

We have read Item 4 of the Form 8-K of NetMeasure Technology, Inc. dated August 21, 2003, and agree with the statements concerning our Firm contained therein.

Yours very truly,

/S/ GRANT THORNTON LLP.

Chartered Accountants